October 22, 2025	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FISCAL FOURTH QUARTER AND FISCAL
2025 RESULTS

•Record annual net revenues of $14.07 billion, record net income available to common shareholders of $2.13 billion, and record earnings per diluted share of $10.30 for fiscal 2025
•Record client assets under administration of $1.73 trillion and record Private Client Group assets in fee-based accounts of $1.01 trillion, up 10% and 15%, respectively, over September 2024
•Returned over $1.5 billion of capital to shareholders through the combination of common share repurchases and dividends in fiscal 2025
•Record quarterly net revenues of $3.73 billion, up 8% over the prior year’s fiscal fourth quarter and 10% over the preceding quarter
•Record quarterly net income available to common shareholders of $603 million, or $2.95 per diluted share; quarterly adjusted net income available to common shareholders of $635 million(1), or $3.11 per diluted share(1)
•Domestic Private Client Group net new assets(2) of $17.9 billion for the fiscal fourth quarter, or annualized growth from beginning of quarter assets of 5.0%
•Annualized return on common equity and annualized adjusted return on tangible common equity were 19.6% and 23.9%(1), respectively, for the fiscal fourth quarter.

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $3.73 billion and net income available to common shareholders of $603 million, or $2.95 per diluted share, for the fiscal fourth quarter ended September 30, 2025. Excluding $39 million of expenses related to acquisitions, quarterly adjusted net income available to common shareholders was $635 million(1), or $3.11 per diluted share(1).

“The unwavering commitment of our financial advisors, bankers and associates on always putting clients first helped us achieve record net revenues and record net income for the fourth quarter and fiscal year 2025,” said CEO Paul Shoukry. “This marks our fifth consecutive year of record annual results in very different market environments, demonstrating our consistent focus on generating sustainable growth over the long term through deep personal relationships across our diverse and complementary businesses. The record financial advisor recruiting results in fiscal 2025 are a testament to our unique service-first culture, comprehensive capabilities and strong balance sheet.”

Shoukry continued, “Throughout the fiscal year, we made significant investments of approximately $1 billion in technology including AI to enhance service and deliver data-driven advisor and client insights on secure and resilient infrastructure, while creating the new positions of Chief AI Officer and Head of AI Strategy to lead our ongoing development and implementation. We recently earned the highest ranking for investor satisfaction among those working with a dedicated financial advisor or team of advisors and were recognized as the most trusted company among advised investors in wealth management in the J.D. Power 2025 U.S. Investor Satisfaction Study. As we enter fiscal 2026, we are well positioned with record client asset levels, a strong investment banking pipeline, robust growth opportunities across the business and ample capital and liquidity to support sustainable growth.”

Please refer to the footnotes at the end of this press release for additional information.

Record quarterly net revenues increased 8% over the prior year’s fiscal fourth quarter, with continued growth in asset management and related administrative fees which increased to $1.88 billion. Compared to the preceding quarter, quarterly net revenues grew 10%, primarily driven by higher asset management and related administrative fees and investment banking revenues. Record quarterly net income available to common shareholders increased 39% over the preceding quarter largely due to higher net revenues, a lower provision for legal matters and a lower effective tax rate. For the fiscal fourth quarter, annualized return on common equity and annualized adjusted return on tangible common equity were 19.6% and 23.9%(1), respectively.

For the fiscal year, record net revenues of $14.07 billion increased 10% and record earnings per diluted share of $10.30 and record adjusted earnings per diluted share of $10.66(1) each increased 6% over fiscal 2024. The Private Client Group generated record net revenues and the Asset Management segment generated both record net revenues and pre-tax income in fiscal 2025. Return on common equity was 17.7% and adjusted return on tangible common equity was 21.3%(1) for fiscal 2025.

Segment Results
Private Client Group

•Record quarterly net revenues of $2.66 billion, up 7% over both the prior year’s fiscal fourth quarter and the preceding quarter
•Quarterly pre-tax income of $416 million, down 10% compared to the prior year’s fiscal fourth quarter and up 1% over the preceding quarter
•Record annual net revenues of $10.18 billion and annual pre-tax income of $1.72 billion, up 8% and down 4%, respectively, compared to fiscal 2024
•Record Private Client Group assets under administration of $1.67 trillion, up 11% over September 2024 and 6% over June 2025
•Record Private Client Group assets in fee-based accounts of $1.01 trillion, up 15% over September 2024 and 7% over June 2025
•Domestic Private Client Group net new assets(2) of $17.9 billion for the fiscal fourth quarter, or annualized growth from beginning of the quarter assets of 5.0%; Fiscal year 2025, domestic Private Client Group net new assets of $52.4 billion, or 3.8% growth from the beginning of fiscal year assets
•Total clients’ domestic cash sweep and Enhanced Savings Program balances of $56.4 billion, down 3% compared to the prior year’s fiscal fourth quarter and up 2% over the preceding quarter

Quarterly net revenues rose 7% year-over-year mainly driven by higher asset management and related administrative fees which were partially offset by the impacts of lower short-term interest rates. Asset management and administrative fees rose 13% from last year's fourth quarter to $1.59 billion, mainly due to market appreciation and net asset inflows in PCG fee-based accounts. Pre-tax income declined year-over-year primarily due to the impact of lower interest rates along with continued investments in growth.

Capital Markets

•Quarterly net revenues of $513 million, up 6% over the prior year’s fiscal fourth quarter and 35% over the preceding quarter
•Quarterly investment banking revenues of $309 million, up 1% over the prior year’s fiscal fourth quarter and 52% over the preceding quarter
•Quarterly pre-tax income of $90 million, down 5% compared to the prior year’s fiscal fourth quarter and up substantially over the preceding quarter
•Annual net revenues of $1.77 billion and annual pre-tax income of $146 million, up 20% and 118%, respectively, over fiscal 2024

Quarterly net revenues increased 6% over the prior year period, driven mainly by higher debt underwriting and affordable housing investments business revenues, partially offset by lower M&A and advisory revenues. Sequentially, quarterly net revenues increased 35% largely due to higher M&A and advisory, debt underwriting and affordable housing investments business revenues. The investment banking pipeline remains strong and while we are increasingly optimistic regarding improvement in macroeconomic conditions, the current environment remains
Please refer to the footnotes at the end of this press release for additional information.

uncertain. The recently announced acquisition of GreensLedge Holdings LLC, expected to close later in fiscal 2026, provides specialized expertise with structured products that will complement our existing capital markets business platform, as we continue to strategically invest in growth.

Asset Management

•Record quarterly net revenues of $314 million, up 14% over the prior year’s fiscal fourth quarter and 8% over the preceding quarter
•Record quarterly pre-tax income of $132 million, up 14% over the prior year’s fiscal fourth quarter and 6% over the preceding quarter
•Record annual net revenues of $1.19 billion and record annual pre-tax income of $503 million, up 16% and 19%, respectively, over fiscal 2024
•Record financial assets under management of $274.9 billion, up 12% over September 2024 and 4% over June 2025

The increase in quarterly net revenues and pre-tax income over both the prior-year and sequential quarters is largely attributable to higher financial assets under management due to market appreciation and net inflows into fee-based accounts in the Private Client Group.

Bank

•Quarterly net revenues of $459 million, up 6% over the prior year’s fiscal fourth quarter and up slightly over the preceding quarter
•Quarterly pre-tax income of $133 million, up 36% over the prior year’s fiscal fourth quarter and 8% over the preceding quarter
•Annual net revenues of $1.78 billion and annual pre-tax income of $491 million, up 3% and 29%, respectively, over fiscal 2024
•Record net loans of $51.6 billion, up 12% over September 2024 and 3% over June 2025
•Bank segment net interest margin (“NIM”) of 2.71% for the quarter, up 9 basis points over the prior year’s fiscal fourth quarter and down 3 basis points compared to the preceding quarter

Net loans increased by 12% over the year-ago quarter, attributable mainly to ongoing growth in securities-based and residential mortgage loans, which rose by 22% and 9%, respectively, during the year. Bank segment NIM of 2.71% declined three basis points in the quarter. The loan portfolio continues to reflect strong credit quality and healthy reserves.

Other

The effective tax rate for the quarter was 17.4%, reflecting the favorable impact of nontaxable corporate-owned life insurance gains in the quarter and the favorable resolution of certain historical tax matters.

During the fiscal fourth quarter, the firm repurchased common stock of $350 million at an average price of $166 per share. As of September 30, 2025, $399 million remained available under the Board’s approved common stock repurchase authorization. Separately, the firm opportunistically redeemed all of its subordinated floating-rate notes with an aggregate principal amount of $98 million. At the end of the quarter, the total capital ratio was 24.1%(3) and the tier 1 leverage ratio was 13.1%(3), both well above regulatory requirements.

A conference call to discuss the results will take place today, Wednesday, October 22, at 5:00 p.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. An audio replay of the call will be available at the same location until January 23, 2026. For a listen-only connection to the conference call, please dial: 888-596-4144 (conference code: 3778589).

Please refer to the footnotes at the end of this press release for additional information.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. Total client assets are $1.73 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions (including changes in interest rates, inflation, and international trade policies), demand for and pricing of our products (including cash sweep and deposit offerings), anticipated timing and benefits of our acquisitions, and our level of success integrating acquired businesses, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as "expects," and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal Fourth Quarter of 2025	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Net revenues	$3,727	$3,462	$3,398	8%	10%
Pre-tax income	$731	$760	$563	(4)%	30%
Net income available to common shareholders	$603	$601	$435	—%	39%

Earnings per common share: (4)
Basic	$3.03	$2.93	$2.16	3%	40%
Diluted	$2.95	$2.86	$2.12	3%	39%

Non-GAAP measures: (1)
Adjusted pre-tax income	$770	$785	$582	(2)%	32%
Adjusted net income available to common shareholders	$635	$621	$449	2%	41%
Adjusted earnings per common share – basic (4)	$3.19	$3.03	$2.23	5%	43%
Adjusted earnings per common share – diluted (4)	$3.11	$2.95	$2.18	5%	43%

	Twelve months ended
$ in millions, except per share amounts	September 30, 2025	September 30, 2024	% change
Net revenues	$14,065	$12,821	10%
Pre-tax income	$2,714	$2,643	3%
Net income available to common shareholders	$2,130	$2,063	3%

Earnings per common share: (4)
Basic	$10.53	$9.94	6%
Diluted	$10.30	$9.70	6%

Non-GAAP measures: (1)
Adjusted pre-tax income	$2,811	$2,740	3%
Adjusted net income available to common shareholders	$2,205	$2,137	3%
Adjusted earnings per common share – basic (4)	$10.90	$10.30	6%
Adjusted earnings per common share – diluted (4)	$10.66	$10.05	6%

Other selected financial highlights	Three months ended			Twelve months ended
	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024
Return on common equity (5)	19.6%	21.2%	14.3%	17.7%	18.9%
Adjusted return on common equity (1) (5)	20.6%	21.9%	14.8%	18.3%	19.6%
Adjusted return on tangible common equity (1) (5)	23.9%	25.8%	17.2%	21.3%	23.3%
Pre-tax margin (6)	19.6%	22.0%	16.6%	19.3%	20.6%
Adjusted pre-tax margin (1) (6)	20.7%	22.7%	17.1%	20.0%	21.4%
Total compensation ratio (7)	64.2%	62.4%	64.8%	64.5%	64.1%
Adjusted total compensation ratio (1) (7)	64.0%	62.1%	64.5%	64.3%	63.7%
Effective tax rate	17.4%	20.8%	22.6%	21.3%	21.8%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Fourth Quarter of 2025

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Revenues:
Asset management and related administrative fees	$1,877	$1,662	$1,733	13%	8%
Brokerage revenues:
Securities commissions	473	438	431	8%	10%
Principal transactions	133	123	128	8%	4%
Total brokerage revenues	606	561	559	8%	8%
Account and service fees	297	332	302	(11)%	(2)%
Investment banking	316	315	212	—%	49%
Interest income	1,014	1,073	990	(5)%	2%
Other	80	60	46	33%	74%
Total revenues	4,190	4,003	3,842	5%	9%
Interest expense	(463)	(541)	(444)	(14)%	4%
Net revenues	3,727	3,462	3,398	8%	10%
Non-interest expenses:
Compensation, commissions and benefits	2,394	2,159	2,202	11%	9%
Non-compensation expenses:
Communications and information processing	199	181	191	10%	4%
Occupancy and equipment	84	76	77	11%	9%
Business development	82	64	77	28%	6%
Investment sub-advisory fees	60	50	56	20%	7%
Professional fees	53	47	42	13%	26%
Bank loan provision for credit losses	6	22	15	(73)%	(60)%
Other (8)	118	103	175	15%	(33)%
Total non-compensation expenses	602	543	633	11%	(5)%
Total non-interest expenses	2,996	2,702	2,835	11%	6%
Pre-tax income	731	760	563	(4)%	30%
Provision for income taxes	127	158	127	(20)%	—%
Net income	604	602	436	—%	39%
Preferred stock dividends	1	1	1	—%	—%
Net income available to common shareholders	$603	$601	$435	—%	39%

Earnings per common share – basic (4)	$3.03	$2.93	$2.16	3%	40%
Earnings per common share – diluted (4)	$2.95	$2.86	$2.12	3%	39%
Weighted-average common shares outstanding – basic	199.0	204.7	201.2	(3)%	(1)%
Weighted-average common and common equivalent shares outstanding – diluted	203.8	210.1	205.5	(3)%	(1)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Fourth Quarter of 2025

Consolidated Statements of Income (Unaudited)

	Twelve months ended
in millions, except per share amounts	September 30, 2025	September 30, 2024	% change
Revenues:
Asset management and related administrative fees	$7,078	$6,196	14%
Brokerage revenues:
Securities commissions	1,775	1,651	8%
Principal transactions	529	492	8%
Total brokerage revenues	2,304	2,143	8%
Account and service fees	1,262	1,314	(4)%
Investment banking	1,069	858	25%
Interest income	3,994	4,232	(6)%
Other	205	180	14%
Total revenues	15,912	14,923	7%
Interest expense	(1,847)	(2,102)	(12)%
Net revenues	14,065	12,821	10%
Non-interest expenses:
Compensation, commissions and benefits	9,072	8,213	10%
Non-compensation expenses:
Communications and information processing	752	662	14%
Occupancy and equipment	308	296	4%
Business development	291	257	13%
Investment sub-advisory fees	223	182	23%
Professional fees	163	150	9%
Bank loan provision for credit losses	37	45	(18)%
Other (8)	505	373	35%
Total non-compensation expenses	2,279	1,965	16%
Total non-interest expenses	11,351	10,178	12%
Pre-tax income	2,714	2,643	3%
Provision for income taxes	579	575	1%
Net income	2,135	2,068	3%
Preferred stock dividends	5	5	—%
Net income available to common shareholders	$2,130	$2,063	3%

Earnings per common share – basic (4)	$10.53	$9.94	6%
Earnings per common share – diluted (4)	$10.30	$9.70	6%
Weighted-average common shares outstanding – basic	202.0	207.1	(2)%
Weighted-average common and common equivalent shares outstanding – diluted	206.6	212.3	(3)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal Fourth Quarter of 2025	(Unaudited)

	As of				% change from
$ in billions, except per share amounts	September 30, 2025		September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Total assets	$88.2		$83.0	$84.8	6%	4%
Total common equity attributable to Raymond James Financial, Inc.	$12.4		$11.6	$12.2	7%	2%
Book value per share (9)	$62.72		$57.03	$60.90	10%	3%
Tangible book value per share (1) (9)	$54.12		$48.43	$52.32	12%	3%

Capital ratios:
Tier 1 leverage	13.1%	(3)	12.8%	13.1%
Tier 1 capital	23.0%	(3)	22.8%	22.9%
Common equity tier 1	22.9%	(3)	22.6%	22.7%
Total capital	24.1%	(3)	24.1%	24.2%

	As of			% change from
Client asset metrics ($ in billions)	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Client assets under administration	$1,730.6	$1,571.1	$1,637.1	10%	6%
Private Client Group assets under administration	$1,666.5	$1,507.0	$1,574.2	11%	6%
Private Client Group assets in fee-based accounts	$1,008.1	$875.2	$943.9	15%	7%
Financial assets under management	$274.9	$244.8	$263.2	12%	4%

	Three months ended			Twelve months ended
Net new assets metrics ($ in millions)	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024
Domestic Private Client Group net new assets (2)	$17,930	$12,969	$11,651	$52,431	$60,709
Domestic Private Client Group net new assets growth — annualized (2)	5.0%	4.0%	3.4%	3.8%	5.5%

	As of			% change from
Clients’ domestic cash sweep and Enhanced Savings Program balances ($ in millions)	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Raymond James Bank Deposit Program (“RJBDP”): (10)
Bank segment	$26,555	$23,978	$26,635	11%	—%
Third-party banks	14,761	18,226	13,878	(19)%	6%
Subtotal RJBDP	41,316	42,204	40,513	(2)%	2%
Client Interest Program	1,572	1,653	1,640	(5)%	(4)%
Total clients’ domestic cash sweep balances	42,888	43,857	42,153	(2)%	2%
Enhanced Savings Program (“ESP”) (11)	13,465	14,018	13,027	(4)%	3%
Total clients’ domestic cash sweep and ESP balances	$56,353	$57,875	$55,180	(3)%	2%

Net interest income and RJBDP fees ($ in millions)	Three months ended			% change from		Twelve months ended
	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024	% change
Net interest income and RJBDP fees (third-party banks)	$653	$678	$656	(4)%	—%	$2,633	$2,737	(4)%
Average yield on RJBDP - third-party banks (12)	2.91%	3.34%	2.96%			3.01%	3.50%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Fourth Quarter of 2025	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

	Three months ended
	September 30, 2025			September 30, 2024			June 30, 2025
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
	INTEREST-EARNING ASSETS
Bank segment
Cash and cash equivalents	$5,564	$60	4.30%	$5,680	$75	5.29%	$5,598	$59	4.24%
Available-for-sale securities	7,611	43	2.28%	9,208	53	2.27%	7,980	45	2.27%
Loans held for sale and investment: (13)
Loans held for investment:
Securities-based loans (“SBL”) (14)	18,961	289	5.96%	15,832	283	7.01%	18,100	276	6.04%
Commercial and industrial (“C&I”) loans	10,614	174	6.40%	9,877	187	7.45%	10,418	172	6.53%
Commercial real estate (“CRE”) loans	7,709	127	6.44%	7,607	145	7.47%	7,764	126	6.42%
Real estate investment trust (“REIT”) loans	1,662	31	7.06%	1,800	36	7.73%	1,712	30	7.04%
Residential mortgage loans	10,154	103	4.05%	9,355	89	3.76%	9,934	98	3.96%
Tax-exempt loans (15)	1,257	9	3.47%	1,381	9	3.35%	1,266	9	3.39%
Loans held for sale	232	4	7.00%	237	6	8.52%	255	4	6.98%
Total loans held for sale and investment	50,589	737	5.72%	46,089	755	6.45%	49,449	715	5.76%
All other interest-earning assets	239	3	5.06%	252	4	5.97%	231	4	5.27%
Interest-earning assets — Bank segment	$64,003	$843	5.19%	$61,229	$887	5.71%	$63,258	$823	5.18%
All other segments
Cash and cash equivalents	$4,444	$48	4.23%	$3,579	$53	5.85%	$4,152	$44	4.24%
Assets segregated for regulatory purposes and restricted cash	3,634	35	3.91%	3,423	43	4.96%	3,628	36	3.95%
Trading assets — debt securities	1,409	18	5.23%	1,344	19	5.49%	1,335	19	5.73%
Brokerage client receivables	2,448	43	6.94%	2,351	47	8.03%	2,427	42	6.97%
All other interest-earning assets	2,755	27	3.83%	2,421	24	4.21%	2,535	26	3.93%
Interest-earning assets — all other segments	$14,690	$171	4.62%	$13,118	$186	5.67%	$14,077	$167	4.72%
Total interest-earning assets	$78,693	$1,014	5.08%	$74,347	$1,073	5.70%	$77,335	$990	5.10%

	INTEREST-BEARING LIABILITIES
Bank Segment
Bank deposits:
Money market and savings accounts (10)	$33,517	$143	1.69%	$31,697	$184	2.31%	$33,814	$146	1.73%
Interest-bearing demand deposits (11)	22,262	227	4.03%	20,559	254	4.91%	21,246	213	4.03%
Certificates of deposit	1,855	20	4.27%	2,606	31	4.74%	1,763	19	4.34%
Total bank deposits (16)	57,634	390	2.68%	54,862	469	3.40%	56,823	378	2.67%
Federal Home Loan Bank (“FHLB”) advances and all other interest-bearing liabilities	818	11	2.02%	1,071	7	2.40%	847	5	2.79%
Interest-bearing liabilities — Bank segment	$58,452	$401	2.71%	$55,933	$476	3.38%	$57,670	$383	2.67%
All other segments
Trading liabilities — debt securities	$883	$12	5.39%	$879	$11	5.01%	$818	$11	5.35%
Brokerage client payables	4,882	14	1.20%	4,573	20	1.77%	4,882	15	1.24%
Senior notes payable	2,362	27	4.65%	2,040	23	4.48%	2,040	23	4.50%
All other interest-bearing liabilities (16)	1,277	9	2.79%	1,232	11	4.14%	1,272	12	3.83%
Interest-bearing liabilities — all other segments	$9,404	$62	2.68%	$8,724	$65	3.06%	$9,012	$61	2.72%
Total interest-bearing liabilities	$67,856	$463	2.71%	$64,657	$541	3.34%	$66,682	$444	2.68%
Firmwide net interest income		$551			$532			$546
Net interest margin (net yield on interest-earning assets)
Bank segment			2.71%			2.62%			2.74%
Firmwide			2.78%			2.85%			2.83%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Fourth Quarter of 2025	(Unaudited)

	Twelve months ended
	September 30, 2025			September 30, 2024
$ in millions	Average balance	Interest	Annualizedaverage rate	Average balance	Interest	Annualizedaverage rate
	INTEREST-EARNING ASSETS
Bank segment
Cash and cash equivalents	$5,860	$257	4.37%	$5,694	$307	5.37%
Available-for-sale securities	8,174	185	2.27%	9,852	220	2.23%
Loans held for sale and investment: (13)
Loans held for investment:
SBL (14)	17,666	1,095	6.11%	15,000	1,081	7.09%
C&I loans	10,383	692	6.57%	10,167	784	7.59%
CRE loans	7,678	512	6.57%	7,425	568	7.53%
REIT loans	1,685	122	7.12%	1,728	136	7.71%
Residential mortgage loans	9,839	388	3.94%	9,069	329	3.62%
Tax-exempt loans (15)	1,276	35	3.40%	1,428	38	3.30%
Loans held for sale	232	16	6.97%	194	16	8.26%
Total loans held for sale and investment	48,759	2,860	5.81%	45,011	2,952	6.48%
All other interest-earning assets	237	13	5.30%	239	15	6.06%
Interest-earning assets — Bank segment	$63,030	$3,315	5.22%	$60,796	$3,494	5.69%
All other segments
Cash and cash equivalents	$4,164	$182	4.36%	$3,358	$202	6.00%
Assets segregated for regulatory purposes and restricted cash	3,585	149	4.16%	3,583	183	5.10%
Trading assets — debt securities	1,388	75	5.43%	1,274	73	5.71%
Brokerage client receivables	2,413	171	7.09%	2,287	187	8.17%
All other interest-earning assets	2,591	102	3.87%	2,304	93	3.98%
Interest-earning assets — all other segments	$14,141	$679	4.79%	$12,806	$738	5.74%
Total interest-earning assets	$77,171	$3,994	5.14%	$73,602	$4,232	5.70%

	INTEREST-BEARING LIABILITIES
Bank Segment
Bank deposits:
Money market and savings accounts (10)	$33,196	$601	1.81%	$31,519	$681	2.16%
Interest-bearing demand deposits (11)	21,328	877	4.11%	20,329	1,001	4.92%
Certificates of deposit	2,034	91	4.47%	2,633	123	4.66%
Total bank deposits (16)	56,558	1,569	2.77%	54,481	1,805	3.31%
FHLB advances and all other interest-bearing liabilities	955	31	2.74%	1,168	33	2.80%
Interest-bearing liabilities — Bank segment	$57,513	$1,600	2.78%	$55,649	$1,838	3.30%
All other segments
Trading liabilities — debt securities	$846	$44	5.23%	$825	$44	5.34%
Brokerage client payables	4,808	66	1.38%	4,663	83	1.78%
Senior notes payable	2,121	96	4.54%	2,039	92	4.50%
All other interest-bearing liabilities (16)	1,202	41	3.41%	1,157	45	4.03%
Interest-bearing liabilities — all other segments	$8,977	$247	2.76%	$8,684	$264	3.06%
Total interest-bearing liabilities	$66,490	$1,847	2.78%	$64,333	$2,102	3.27%
Firmwide net interest income		$2,147			$2,130
Net interest margin (net yield on interest-earning assets)
Bank segment			2.68%			2.67%
Firmwide			2.78%			2.89%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2025	(Unaudited)

	Three months ended			% change from
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Net revenues:
Private Client Group	$2,660	$2,476	$2,488	7%	7%
Capital Markets	513	483	381	6%	35%
Asset Management	314	275	291	14%	8%
Bank	459	433	458	6%	—%
Other (17)	12	28	9	(57)%	33%
Intersegment eliminations	(231)	(233)	(229)	(1)%	1%
Total net revenues	$3,727	$3,462	$3,398	8%	10%

Pre-tax income/(loss):
Private Client Group	$416	$461	$411	(10)%	1%
Capital Markets (8)	90	95	(54)	(5)%	NM
Asset Management	132	116	125	14%	6%
Bank	133	98	123	36%	8%
Other (17)	(40)	(10)	(42)	(300)%	5%
Pre-tax income	$731	$760	$563	(4)%	30%

	Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	% change
Net revenues:
Private Client Group	$10,182	$9,459	8%
Capital Markets	1,770	1,472	20%
Asset Management	1,188	1,027	16%
Bank	1,776	1,716	3%
Other (17)	46	99	(54)%
Intersegment eliminations	(897)	(952)	(6)%
Total net revenues	$14,065	$12,821	10%

Pre-tax income/(loss):
Private Client Group	$1,720	$1,785	(4)%
Capital Markets (8)	146	67	118%
Asset Management	503	421	19%
Bank	491	380	29%
Other (17)	(146)	(10)	(1,360)%
Pre-tax income	$2,714	$2,643	3%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2025	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Revenues:
Asset management and related administrative fees	$1,585	$1,408	$1,462	13%	8%
Brokerage revenues:
Mutual and other fund products	155	148	146	5%	6%
Insurance and annuity products	147	137	129	7%	14%
Equities, exchange-traded funds (“ETFs”) and fixed income products	163	148	145	10%	12%
Total brokerage revenues	465	433	420	7%	11%
Account and service fees:
Mutual fund and other investment products	136	122	126	11%	8%
RJBDP fees: (10)
Bank segment	191	197	193	(3)%	(1)%
Third-party banks	102	146	110	(30)%	(7)%
Client account and other fees	67	69	72	(3)%	(7)%
Total account and service fees	496	534	501	(7)%	(1)%
Investment banking	9	9	9	—%	—%
Interest income (18)	118	119	114	(1)%	4%
All other	13	4	5	225%	160%
Total revenues	2,686	2,507	2,511	7%	7%
Interest expense	(26)	(31)	(23)	(16)%	13%
Net revenues	2,660	2,476	2,488	7%	7%
Non-interest expenses:
Financial advisor compensation and benefits	1,532	1,364	1,414	12%	8%
Administrative compensation and benefits	419	387	389	8%	8%
Total compensation, commissions and benefits	1,951	1,751	1,803	11%	8%
Non-compensation expenses	293	264	274	11%	7%
Total non-interest expenses	2,244	2,015	2,077	11%	8%
Pre-tax income	$416	$461	$411	(10)%	1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2025	(Unaudited)

Private Client Group

	Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	% change
Revenues:
Asset management and related administrative fees	$5,980	$5,246	14%
Brokerage revenues:
Mutual and other fund products	605	567	7%
Insurance and annuity products	511	519	(2)%
Equities, ETFs and fixed income products	621	545	14%
Total brokerage revenues	1,737	1,631	6%
Account and service fees:
Mutual fund and other investment products	518	461	12%
RJBDP fees: (10)
Bank segment	754	824	(8)%
Third-party banks	486	607	(20)%
Client account and other fees	275	264	4%
Total account and service fees	2,033	2,156	(6)%
Investment banking	35	38	(8)%
Interest income (18)	468	480	(3)%
All other	29	27	7%
Total revenues	10,282	9,578	7%
Interest expense	(100)	(119)	(16)%
Net revenues	10,182	9,459	8%
Non-interest expenses:
Financial advisor compensation and benefits	5,770	5,154	12%
Administrative compensation and benefits	1,614	1,546	4%
Total compensation, commissions and benefits	7,384	6,700	10%
Non-compensation expenses	1,078	974	11%
Total non-interest expenses	8,462	7,674	10%
Pre-tax income	$1,720	$1,785	(4)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2025	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Revenues:
Brokerage revenues:
Fixed income	$99	$91	$97	9%	2%
Equity	41	36	41	14%	—%
Total brokerage revenues	140	127	138	10%	1%
Investment banking:
Merger & acquisition and advisory	163	205	105	(20)%	55%
Equity underwriting	46	49	38	(6)%	21%
Debt underwriting	100	52	60	92%	67%
Total investment banking	309	306	203	1%	52%
Interest income	27	28	27	(4)%	—%
Affordable housing investments business revenues	58	43	33	35%	76%
All other	4	6	4	(33)%	—%
Total revenues	538	510	405	5%	33%
Interest expense	(25)	(27)	(24)	(7)%	4%
Net revenues	513	483	381	6%	35%
Non-interest expenses:
Compensation, commissions and benefits	303	281	262	8%	16%
Non-compensation expenses (8)	120	107	173	12%	(31)%
Total non-interest expenses	423	388	435	9%	(3)%
Pre-tax income/(loss)	$90	$95	$(54)	(5)%	NM

	Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	% change
Revenues:
Brokerage revenues:
Fixed income	$397	$367	8%
Equity	168	143	17%
Total brokerage revenues	565	510	11%
Investment banking:
Merger & acquisition and advisory	623	521	20%
Equity underwriting	150	131	15%
Debt underwriting	263	168	57%
Total investment banking	1,036	820	26%
Interest income	111	109	2%
Affordable housing investments business revenues	140	118	19%
All other	17	18	(6)%
Total revenues	1,869	1,575	19%
Interest expense	(99)	(103)	(4)%
Net revenues	1,770	1,472	20%
Non-interest expenses:
Compensation, commissions and benefits	1,128	1,002	13%
Non-compensation expenses (8)	496	403	23%
Total non-interest expenses	1,624	1,405	16%
Pre-tax income	$146	$67	118%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2025	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Revenues:
Asset management and related administrative fees:
Managed programs	$204	$176	$189	16%	8%
Administration and other	99	87	91	14%	9%
Total asset management and related administrative fees	303	263	280	15%	8%
Account and service fees	6	6	5	—%	20%
All other	5	6	6	(17)%	(17)%
Net revenues	314	275	291	14%	8%
Non-interest expenses:
Compensation, commissions and benefits	60	56	54	7%	11%
Non-compensation expenses	122	103	112	18%	9%
Total non-interest expenses	182	159	166	14%	10%
Pre-tax income	$132	$116	$125	14%	6%

	Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$769	$660	17%
Administration and other	374	323	16%
Total asset management and related administrative fees	1,143	983	16%
Account and service fees	23	22	5%
All other	22	22	—%
Net revenues	1,188	1,027	16%
Non-interest expenses:
Compensation, commissions and benefits	229	223	3%
Non-compensation expenses	456	383	19%
Total non-interest expenses	685	606	13%
Pre-tax income	$503	$421	19%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2025	(Unaudited)

Bank

	Three months ended			% change from
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Revenues:
Interest income	$843	$887	$823	(5)%	2%
Interest expense	(401)	(476)	(383)	(16)%	5%
Net interest income	442	411	440	8%	—%
All other	17	22	18	(23)%	(6)%
Net revenues	459	433	458	6%	—%
Non-interest expenses:
Compensation and benefits	46	44	47	5%	(2)%
Non-compensation expenses:
Bank loan provision for credit losses	6	22	15	(73)%	(60)%
RJBDP fees to Private Client Group (10)	191	197	193	(3)%	(1)%
All other	83	72	80	15%	4%
Total non-compensation expenses	280	291	288	(4)%	(3)%
Total non-interest expenses	326	335	335	(3)%	(3)%
Pre-tax income	$133	$98	$123	36%	8%

	Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	% change
Revenues:
Interest income	$3,315	$3,494	(5)%
Interest expense	(1,600)	(1,838)	(13)%
Net interest income	1,715	1,656	4%
All other	61	60	2%
Net revenues	1,776	1,716	3%
Non-interest expenses:
Compensation and benefits	184	180	2%
Non-compensation expenses:
Bank loan provision for credit losses	37	45	(18)%
RJBDP fees to Private Client Group (10)	754	824	(8)%
All other	310	287	8%
Total non-compensation expenses	1,101	1,156	(5)%
Total non-interest expenses	1,285	1,336	(4)%
Pre-tax income	$491	$380	29%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Fourth Quarter of 2025	(Unaudited)

Other (17)

	Three months ended			% change from
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Revenues:
Interest income (18)	$37	$53	$34	(30)%	9%
All other	—	—	—	—%	—%
Total revenues	37	53	34	(30)%	9%
Interest expense	(25)	(25)	(25)	—%	—%
Net revenues	12	28	9	(57)%	33%
Non-interest expenses:
Compensation and benefits	35	26	36	35%	(3)%
All other	17	12	15	42%	13%
Total non-interest expenses	52	38	51	37%	2%
Pre-tax loss	$(40)	$(10)	$(42)	(300)%	5%

	Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	% change
Revenues:
Interest income (18)	$139	$193	(28)%
All other	7	6	17%
Total revenues	146	199	(27)%
Interest expense	(100)	(100)	—%
Net revenues	46	99	(54)%
Non-interest expenses:
Compensation and benefits	147	104	41%
All other	45	5	800%
Total non-interest expenses	192	109	76%
Pre-tax loss	$(146)	$(10)	(1,360)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Bank Segment Selected Key Metrics
Fiscal Fourth Quarter of 2025	(Unaudited)

Bank Segment

	As of			% change from
$ in billions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Total assets	$65.3	$62.4	$63.6	5%	3%
Bank loans, net	$51.6	$46.0	$49.8	12%	3%
Bank deposits	$58.9	$56.0	$57.2	5%	3%

	As of			% change from
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Bank loan allowance for credit losses	$452	$457	$465	(1)%	(3)%
Total nonperforming assets	$187	$175	$214	7%	(13)%
Total criticized loans	$660	$679	$572	(3)%	15%

Bank loan allowance for credit losses as a % of total loans held for investment	0.88%	0.99%	0.93%
Bank loan allowance for credit losses on corporate loans as a % of corporate loans held for investment (19)	1.88%	1.99%	1.96%

Nonperforming assets as a % of total assets	0.29%	0.28%	0.34%

Criticized loans as a % of total loans held for investment	1.28%	1.47%	1.14%

	Three months ended			Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024
Net interest margin (net yield on interest-earning assets)	2.71%	2.62%	2.74%	2.68%	2.67%

Bank loan provision for credit losses	$6	$22	$15	$37	$45
Net charge-offs	$19	$20	$3	$41	$62

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Fourth Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended			Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024
Net income available to common shareholders	$603	$601	$435	$2,130	$2,063
Non-GAAP adjustments:
Expenses related to acquisitions:
Compensation, commissions and benefits:
Acquisition-related retention (20)	6	9	9	31	42
Other acquisition-related compensation	4	—	—	4	—
Total “Compensation, commissions and benefits” expense	10	9	9	35	42
Communications and information processing	2	1	—	2	2
Professional fees	8	1	—	10	4
Other:
Amortization of identifiable intangible assets (21)	10	11	10	41	44
All other acquisition-related expenses	9	3	—	9	5
Total “Other” expense	19	14	10	50	49
Total pre-tax impact of non-GAAP adjustments related to acquisitions	39	25	19	97	97
Tax effect of non-GAAP adjustments	(7)	(5)	(5)	(22)	(23)
Total non-GAAP adjustments, net of tax	32	20	14	75	74
Adjusted net income available to common shareholders (1)	$635	$621	$449	$2,205	$2,137

Pre-tax income	$731	$760	$563	$2,714	$2,643
Pre-tax impact of non-GAAP adjustments (as detailed above)	39	25	19	97	97
Adjusted pre-tax income (1)	$770	$785	$582	$2,811	$2,740

Compensation, commissions and benefits expense	$2,394	$2,159	$2,202	$9,072	$8,213
Less: Total compensation-related acquisition expenses (as detailed above)	10	9	9	35	42
Adjusted “Compensation, commissions and benefits” expense (1)	$2,384	$2,150	$2,193	$9,037	$8,171

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Fourth Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Twelve months ended
	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024
Pre-tax margin (6)	19.6%	22.0%	16.6%	19.3%	20.6%
Impact of non-GAAP adjustments on pre-tax margin:
Expenses related to acquisitions:
Compensation, commissions and benefits:
Acquisition-related retention (20)	0.1%	0.3%	0.3%	0.2%	0.4%
Other acquisition-related compensation	0.1%	—%	—%	—%	—%
Total “Compensation, commissions and benefits” expense	0.2%	0.3%	0.3%	0.2%	0.4%
Communications and information processing	0.1%	—%	—%	—%	—%
Professional fees	0.2%	—%	—%	0.1%	—%
Other:
Amortization of identifiable intangible assets (21)	0.3%	0.3%	0.2%	0.3%	0.3%
All other acquisition-related expenses	0.3%	0.1%	—%	0.1%	0.1%
Total “Other” expense	0.6%	0.4%	0.2%	0.4%	0.4%
Total pre-tax impact of non-GAAP adjustments related to acquisitions	1.1%	0.7%	0.5%	0.7%	0.8%
Adjusted pre-tax margin (1) (6)	20.7%	22.7%	17.1%	20.0%	21.4%

Total compensation ratio (7)	64.2%	62.4%	64.8%	64.5%	64.1%
Less the impact of non-GAAP adjustments on compensation ratio:
Acquisition-related retention (20)	0.1%	0.3%	0.3%	0.2%	0.4%
Other acquisition-related compensation	0.1%	—%	—%	—%	—%
Total “Compensation, commissions and benefits” expenses related to acquisitions	0.2%	0.3%	0.3%	0.2%	0.4%
Adjusted total compensation ratio (1) (7)	64.0%	62.1%	64.5%	64.3%	63.7%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Fourth Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Twelve months ended
Earnings per common share (4)	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024
Basic	$3.03	$2.93	$2.16	$10.53	$9.94
Impact of non-GAAP adjustments on basic earnings per common share:
Expenses related to acquisitions:
Compensation, commissions and benefits:
Acquisition-related retention (20)	0.03	0.04	0.04	0.15	0.20
Other acquisition-related compensation	0.02	—	—	0.02	—
Total “Compensation, commissions and benefits” expense	0.05	0.04	0.04	0.17	0.20
Communications and information processing	0.01	—	—	0.01	0.01
Professional fees	0.04	0.01	—	0.05	0.02
Other:
Amortization of identifiable intangible assets (21)	0.05	0.05	0.05	0.20	0.21
All other acquisition-related expenses	0.05	0.02	—	0.05	0.03
Total “Other” expense	0.10	0.07	0.05	0.25	0.24
Total pre-tax impact of non-GAAP adjustments related to acquisitions	0.20	0.12	0.09	0.48	0.47
Tax effect of non-GAAP adjustments	(0.04)	(0.02)	(0.02)	(0.11)	(0.11)
Total non-GAAP adjustments, net of tax	0.16	0.10	0.07	0.37	0.36
Adjusted basic (1)	$3.19	$3.03	$2.23	$10.90	$10.30

Diluted	$2.95	$2.86	$2.12	$10.30	$9.70
Impact of non-GAAP adjustments on diluted earnings per common share:
Expenses related to acquisitions:
Compensation, commissions and benefits:
Acquisition-related retention (20)	0.03	0.04	0.04	0.15	0.20
Other acquisition-related compensation	0.02	—	—	0.02	—
Total “Compensation, commissions and benefits” expense	0.05	0.04	0.04	0.17	0.20
Communications and information processing	0.01	—	—	0.01	0.01
Professional fees	0.04	—	—	0.05	0.02
Other:
Amortization of identifiable intangible assets (21)	0.05	0.05	0.04	0.20	0.21
All other acquisition-related expenses	0.04	0.02	—	0.04	0.02
Total “Other” expense	0.09	0.07	0.04	0.24	0.23
Total pre-tax impact of non-GAAP adjustments related to acquisitions	0.19	0.11	0.08	0.47	0.46
Tax effect of non-GAAP adjustments	(0.03)	(0.02)	(0.02)	(0.11)	(0.11)
Total non-GAAP adjustments, net of tax	0.16	0.09	0.06	0.36	0.35
Adjusted diluted (1)	$3.11	$2.95	$2.18	$10.66	$10.05
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Fourth Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	September 30, 2025	September 30, 2024	June 30, 2025
Total common equity attributable to Raymond James Financial, Inc.	$12,424	$11,594	$12,180
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	1,847	1,886	1,860
Deferred tax liabilities related to goodwill and identifiable intangible assets, net	(144)	(138)	(143)
Tangible common equity attributable to Raymond James Financial, Inc. (1)	$10,721	$9,846	$10,463
Common shares outstanding	198.1	203.3	200.0
Book value per share (9)	$62.72	$57.03	$60.90
Tangible book value per share (1) (9)	$54.12	$48.43	$52.32

Return on common equity	Three months ended			Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024
Average common equity (22)	$12,302	$11,356	$12,157	$12,035	$10,893
Impact of non-GAAP adjustments on average common equity:
Expenses related to acquisitions:
Compensation, commissions and benefits:
Acquisition-related retention (20)	3	5	5	16	22
Other acquisition-related compensation	2	—	—	1	—
Total “Compensation, commissions and benefits” expense	5	5	5	17	22
Communications and information processing	1	—	—	—	—
Professional fees	4	1	—	3	2
Other:
Amortization of identifiable intangible assets (21)	5	6	5	21	22
All other acquisition-related expenses	5	1	—	1	2
Total “Other” expense	10	7	5	22	24
Total pre-tax impact of non-GAAP adjustments related to acquisitions	20	13	10	42	48
Tax effect of non-GAAP adjustments	(4)	(3)	(3)	(10)	(12)
Total non-GAAP adjustments, net of tax	16	10	7	32	36
Adjusted average common equity (1) (22)	$12,318	$11,366	$12,164	$12,067	$10,929

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Fourth Quarter of 2025	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Twelve months ended
$ in millions	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024
Average common equity (22)	$12,302	$11,356	$12,157	$12,035	$10,893
Less:
Average goodwill and identifiable intangible assets, net	1,854	1,885	1,858	1,861	1,896
Average deferred tax liabilities related to goodwill and identifiable intangible assets, net	(144)	(137)	(142)	(141)	(134)
Average tangible common equity (1) (22)	$10,592	$9,608	$10,441	$10,315	$9,131
Impact of non-GAAP adjustments on average tangible common equity:
Expenses related to acquisitions:
Compensation, commissions and benefits:
Acquisition-related retention (20)	3	5	5	16	22
Other acquisition-related compensation	2	—	—	1	—
Total “Compensation, commissions and benefits” expense	5	5	5	17	22
Communications and information processing	1	—	—	—	—
Professional fees	4	1	—	3	2
Other:
Amortization of identifiable intangible assets (21)	5	6	5	21	22
All other acquisition-related expenses	5	1	—	1	2
Total “Other” expense	10	7	5	22	24
Total pre-tax impact of non-GAAP adjustments related to acquisitions	20	13	10	42	48
Tax effect of non-GAAP adjustments	(4)	(3)	(3)	(10)	(12)
Total non-GAAP adjustments, net of tax	16	10	7	32	36
Adjusted average tangible common equity (1) (22)	$10,608	$9,618	$10,448	$10,347	$9,167

Return on common equity (5)	19.6%	21.2%	14.3%	17.7%	18.9%
Adjusted return on common equity (1) (5)	20.6%	21.9%	14.8%	18.3%	19.6%
Return on tangible common equity (1) (5)	22.8%	25.0%	16.7%	20.6%	22.6%
Adjusted return on tangible common equity (1) (5)	23.9%	25.8%	17.2%	21.3%	23.3%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Fourth Quarter of 2025                                 Footnotes

(1)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(2)
Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees, and other fees. The domestic Private Client Group net new asset growth — annualized percentage is based on the beginning domestic Private Client Group assets under administration balance for the indicated period.

(3)	Estimated.

(4)
Earnings per common share is computed by dividing net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period. The allocations of earnings and dividends to participating securities were $1 million for each of the three months ended September 30, 2025 and 2024 and an insignificant amount for the three months ended June 30, 2025. The allocations of earnings and dividends to participating securities were $3 million and $4 million for the twelve months ended September 30, 2025 and 2024, respectively.

(5)	Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income available to common shareholders by average tangible common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income available to common shareholders by adjusted average tangible common equity for each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and identifiable intangible assets, net of related deferred taxes.

(6)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(7)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period or, in the case of adjusted total compensation ratio, computed by dividing adjusted compensation, commissions and benefits expense by net revenues for each respective period.

(8)	Results for the three months ended June 30, 2025 and twelve months ended September 30, 2025 included a $58 million reserve increase associated with the settlement of a legal matter (Craig Jalbert, as Chapter 11 Liquidating Trustee v. Raymond James & Associates, Inc., et al.) related to bond underwritings for a specific issuer, sold to institutional investors between 2013 to 2015. The impact of this settlement was an increase in “Other” expense in the Capital Markets segment of $58 million for the three months ended June 30, 2025 and twelve months ended September 30, 2025.

(9)	Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period.

(10)
We earn fees from the RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at our Bank segment, as well as various third-party banks. RJBDP balances swept to our Bank segment are reflected in Bank deposits on our Consolidated Statement of Financial Condition and the vast majority are included in money market and other savings accounts in our net interest disclosures in this release. RJBDP balances swept to third-party banks are not included in our Bank deposits on our Consolidated Statement of Financial Condition given those deposits are held by third-party banks. Fees earned from the RJBDP are included in “Account and service fees” on our Consolidated Statements of Income, and those fees earned by the Private Client Group segment on deposits held by our Bank segment are eliminated in consolidation.

(11)
Our Enhanced Savings Program is a deposit offering in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account. ESP balances held at Raymond James Bank as of the respective period end are reflected in Bank deposits on our Consolidated Statement of Financial Condition and the vast majority are included within interest-bearing demand deposits in our net interest disclosures in this release.

(12)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(13)	Loans are presented net of unamortized purchase discounts or premiums, unearned income, deferred origination fees and costs, and charge-offs.

(14)	Securities-based loans included loans collateralized by the borrower’s marketable securities at advance rates consistent with industry standards and, to a lesser extent, the cash surrender value of life insurance policies. An insignificant portion of our securities-based loans portfolio is collateralized by private securities or other financial instruments with a limited trading market.

(15)	The average rate on tax-exempt loans is presented on a taxable-equivalent basis utilizing the applicable federal statutory rates for each respective period.

(16)
The average balance, interest expense, and average rate for “Total bank deposits” included amounts associated with affiliate deposits. Such amounts are eliminated in consolidation and are offset in “All other interest-bearing liabilities” under “All other segments.”

(17)
The Other segment includes interest income on certain corporate cash balances, the results of our private equity investments, which predominantly consist of investments in third-party funds, certain other corporate investing activity, and certain corporate overhead costs of RJF that are not allocated to other segments including the interest costs on our public debt, certain provisions for legal and regulatory matters, and certain acquisition-related expenses.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Fourth Quarter of 2025                                 Footnotes

(18)	Effective October 1, 2024, we updated our methodology for allocating interest income on certain cash balances, resulting in a reduction in interest income in the Other segment and an increase in interest income in the PCG segment. Prior-period segment results have not been conformed to the current-period presentation.

(19)	Corporate loans included commercial and industrial loans, commercial real estate loans, and real estate investment trust loans.

(20)
Includes acquisition-related compensation expenses primarily arising from equity and cash-based retention awards issued in conjunction with acquisitions in prior years. Such retention awards are generally contingent upon the post-closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period.

(21)	Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions.

(22)
Average common equity for the quarter-to-date period is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.